EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA Companies Management Stock Option Plan - 2006 for the registration of 2,381,300 Common Shares, of our report dated March 30, 2006, with respect to the consolidated financial statements and schedules of AEGON, N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

The Hague, The Netherlands, October 24, 2006

/s/ ERNST & YOUNG ACCOUNTANTS
Ernst & Young Accountants

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